UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of report (Date of earliest event
                            reported) April 30, 2007

                           Build-A-Bear Workshop, Inc.
                -------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

   Delaware                             001-32320               43-1883836
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                        Identification No.)


          1954 Innerbelt Business Center Drive
                 St. Louis, Missouri                      63114
        ----------------------------------------        ----------
        (Address of Principal Executive Offices)        (Zip Code)


                                 (314) 423-8000
                   ------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.
--------------------------------------------------------------

         On May 1, 2007, Build-A-Bear Workshop, Inc. (the "Company") issued a press release announcing, among other things, total revenue, net income, net retail sales, gross margin and diluted earnings per share for the first quarter of fiscal 2007. The press release also included expected earnings and diluted earnings per share for the second quarter and full year of fiscal 2007. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 7.01.      Regulation FD Disclosure.
-----------------------------------------

On April 30, 2007, Build-A-Bear Workshop, Inc. ("BABW" or the "Company") entered into a series of agreements whereby it agreed to make an additional equity investment in, and perform additional consulting services for, Retail Entertainment Concepts, LLC ("REC"). REC is an early-stage company that has developed an interactive retail concept targeted primarily to boys and their families.

Including both BABW's equity investment in REC for cash completed on April 30, 2007 and an earlier equity investment for cash that BABW made in May 2006, BABW has paid approximately $2,960,000 in exchange for 3,040,571 Class A Membership Units (at a price of approximately $0.97 per Unit) in REC. The Class A Membership Units are preferred units with customary rights associated with a private company investment, including pre-emptive rights for future issuances by REC, a right of first refusal on certain transfers by the other members, co-sale rights on certain transfers by the other members, registration rights in the event of a conversion to a corporation and subsequent public offering.

Under a consulting services agreement executed in conjunction with the closing of the April 30, 2007 financing, BABW is providing operational support services to REC in exchange for additional Class A Membership Units on a per unit valuation of the most immediate preceding preferred unit financing, in an amount to be determined in relation to the aggregate amount of services to be performed during the year. BABW currently estimates it will provide approximately $1,200,000 in services during 2007 and expects to receive an amount of Class A membership units based on a per unit valuation of $0.97.

Also in conjunction with its direct cash investment in REC, BABW entered into an agreement with an entity controlled by the original founders of REC, Construct-A-Car, Inc. ("CAC"), providing for: (i) the purchase by BABW of 312,000 common units of REC owned by CAC at $0.011 per unit, or a total of $3,428; (ii) the purchase, for $150,000, of a five-year "call" option, exercisable until April 2012, from CAC to acquire an additional 1,250,000 of REC common units owned by the CAC, at an exercise price of $1.25 per common unit; and (iii) a "put" option which CAC may exercise at any time between April 2008 and April 2012, requiring BABW to purchase some or all of such 1,250,000 shares of common units of REC owned by CAC, at fifty cents ($0.50) per unit. The aggregate number of units subject to the put and call is 1,250,000 units. The $150,000 purchase price for the option would offset the purchase price on a put, but would not offset the call price.

Additionally, BABW maintains an advisory services agreement signed in May 2006 under which BABW provides advisory services to REC in exchange for warrants to purchase 10% of the fully diluted equity of REC, at an aggregate exercise price of $800. BABW could exercise the warrants upon certain specified events, including an IPO of REC, any reclassification, reorganization, consolidation, merger, sale of substantially all the assets of REC or its successor, a bankruptcy or similar event or any voluntary or involuntary dissolution, liquidation or winding-up of REC.

As a result of the transactions described above, BABW would own as much as approximately 34% of fully diluted equity in REC by early 2008 (excluding of any additional funding rounds by REC which may impact BABW's percentage ownership, and including the full exercise of the option/put on the REC shares owned by CAC and the issuance of equity in exchange for the anticipated services as described above).

Maxine Clark, BABW's Chairman and Chief Executive Bear, continues to serve on the management committee of REC.

The information furnished in this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 9.01.      Financial Statements and Exhibits.
--------------------------------------------------
(d)  Exhibits

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BUILD-A-BEAR WORKSHOP, INC.


Date: May 1, 2007                       By: /s/ Tina Klocke
                                            ------------------------------------
                                            Name:  Tina Klocke
                                            Title: Chief Financial Bear,
                                                   Secretary and Treasurer

                                  EXHIBIT INDEX

Exhibit Number          Description of Exhibit
--------------          ----------------------
99.1                    Press Release dated May 1, 2007

                                       5